UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2018

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

000-54716	27-0863354
(Commission File Number)	(IRS Employer Identification No.)

10901 Red Circle Drive, Suite 150, Minnetonka, MN 55343

(Address of principal executive offices and zip code)

952-237-7412

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Form 8-K filed by NeuroOne Medical Technologies Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on October 6, 2017, the Company entered into a subscription agreement dated October 4, 2017 with a number of institutional and accredited investors (collectively, the “Subscribers”) pursuant to which the Company, in a private placement agreed to issue and sell to Subscribers 8% convertible promissory notes (the “Original Notes”) and warrants (the “Original Warrants”) to purchase shares of the Company’s capital stock.

On December 14, 2017, the Company and holders of a majority in aggregate principal amount of the Original Notes entered into the Amended and Restated Subscription Agreement (the “A&R Subscription Agreement”), amending certain of the terms of the Original Notes and the Original Warrants, including amending the maturity date to December 31, 2018 (the “Prior Maturity Date”). The Company executed and delivered to the Subscribers Amended and Restated Convertible Promissory Notes (the “Notes”) and Amended and Restated Warrants (the “Warrants”) reflecting the amendments. For further disclosure regarding the terms of the A&R Subscription Agreement, the Notes and the Warrants, please see the Current Report on Form 8-K filed by the Company with the SEC on December 20, 2017.

On December 31, 2018, (a) the Company and holders of a majority in aggregate principal amount of the Notes entered into a written consent to amend each Note to extend the Prior Maturity Date of each Note to June 30, 2019, and (b) the Company entered into the First Amendment to Convertible Promissory Notes dated as of December 31, 2018 (the “Amendment”) with the holders of the Notes. Pursuant to Section 7.6 of the Notes, each Note may be amended with the written consent of the Company and the holders of a majority in original aggregate principal amount of the Notes, and such Amendment shall be binding upon each holder of the Notes to the same extent as if set forth in each such holder’s Note.

Pursuant to the terms of the A&R Subscription Agreement and the Notes, as amended by the Amendment, if the Company raises gross proceeds in excess of $3,000,000 in an equity round of financing (a “Qualified Financing”) before June 30, 2019, the outstanding principal and accrued and unpaid interest (the “Outstanding Balance”) on the Notes shall automatically convert into the securities issued by the Company in the Qualified Financing equal to: (i) the Outstanding Balance divided by (ii) the actual per share price of securities issued by the Company in the Qualified Financing multiplied by 0.8.

The foregoing summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	First Amendment to Convertible Promissory Notes, dated as of December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION

By:	/s/ David Rosa
Name:	David Rosa
Title:	Chief Executive Officer

Dated: December 31, 2018

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